American Funds Money Market Fund

September 30, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	-
Class B	-
Class C	-
Class F1	-
Class F2	-
Total	$0
Class 529-A	-
Class 529-B	-
Class 529-C	-
Class 529-E	-
Class 529-F1	-
Class R-1	-
Class R-2	-
Class R-2E	-
Class R-3	-
Class R-4	-
Class R-5	-
Class R-6	-
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	-
Class B	-
Class C	-
Class F1	-
Class F2	-
Class 529-A	-
Class 529-B	-
Class 529-C	-
Class 529-E	-
Class 529-F1	-
Class R-1	-
Class R-2	-
Class R-2E	-
Class R-3	-
Class R-4	-
Class R-5	-
Class R-6	-

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	12,165,503
Class B	28,305
Class C	276,849
Class F1	195,040
Class F2	11,360
Total	12,677,057
Class 529-A	915,966
Class 529-B	5,777
Class 529-C	197,822
Class 529-E	53,117
Class 529-F1	63,127
Class R-1	45,486
Class R-2	1,008,755
Class R-2E	10
Class R-3	992,690
Class R-4	674,554
Class R-5	321,838
Class R-6	286,580
Total	4,565,722

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$1.00
Class B	$1.00
Class C	$1.00
Class F1	$1.00
Class F2	$1.00
Class 529-A	$1.00
Class 529-B	$1.00
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-F1	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-2E	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5	$1.00
Class R-6	$1.00